Exhibit 21

                                SUBSIDIARIES

The Company owns or controls the common stock (the only class authorized) of the following subsidiaries:
                                       Percentage of        State or Country
Name of Corporation                        Ownership        of Incorporation
Fluke International Corporation             100  <F1>             Washington
Fluke Deutschland GmbH                      100  <F2>                Germany
Fluke Electronics Canada, Inc.              100  <F2>                 Canada
Fluke Foreign Sales Corporation             100  <F2>                   Guam
Fluke Holland B.V.                          100  <F2> <F3>   The Netherlands
Fluke Singapore Pte. Ltd.                   100  <F2>              Singapore
K. K. Fluke                                 100  <F2>                  Japan
Fluke B.V.                                  100  <F2>        The Netherlands
Fluke Europe B.V.                           100  <F4>        The Netherlands
Fluke Osterreich GmbH                       100  <F4>                Austria
Fluke Belgium N.V./S.A.                     100  <F4>                Belgium
Fluke Danmark A.S.                          100  <F4>                Denmark
Fluke Finland Oy                            100  <F4>                Finland
Fluke France S.A.                           100  <F4>                 France
Fluke Italia S.r.l.                         100  <F4>                  Italy
Fluke Norge A/S                             100  <F4>                 Norway
Fluke Iberica S.L.                          100  <F4>                  Spain
Fluke Sverige AB                            100  <F4>                 Sweden
Fluke Switzerland AG                        100  <F4>            Switzerland
Fluke U.K. Ltd.                             100  <F4>         United Kingdom
Fluke Holding B.V.                          100  <F4>        The Netherlands
Fluke Industrial B.V.                       100  <F5>        The Netherlands
Fluke Nederland B.V.                        100  <F5>        The Netherlands

<F1>  Owned by Fluke Corporation
<F2>  Owned by Fluke International Corporation
<F3>  Not active but remains incorporated
<F4>  Owned by Fluke B.V.
<F5>  Owned by Fluke Holding B.V.


The accounts of these subsidiaries are included in the accompanying consolidated financial statements.